UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016 (November 14, 2016)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, Allergan plc (the “Company”) announced that Ms. Adriane M. Brown would join the Company’s Board of Directors (the “Board”) as director effective February 2017, subject to final appointment by the Board in February 2017.

Ms. Brown is currently President and Chief Operating Officer of Intellectual Ventures LLC (“Intellectual Ventures”). Prior to joining Intellectual Ventures, Ms. Brown served in a number of leadership positions at Honeywell International, Inc. (“Honeywell”) from 1999-2010, most recently as Senior Vice President, Energy Strategy. Prior to joining Honeywell, Ms. Brown had a nearly 20 year career at Corning, Inc. Ms. Brown received her Bachelor of Science in environmental health from Old Dominion University and a Masters of Science in management (Sloan Fellow) from Massachusetts Institute of Technology. She also received a Doctorate of Humane Letters from Old Dominion University.

Ms. Brown currently serves on the Board of Harman International Industries, Inc. (“Harman”) where she is a member of the Compensation Committee and the Technology and Innovation Committee. She has served as director of Harman since June 2013. She is also on the Board of the Pacific Science Center and Jobs for America’s Graduates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allergan plc

Date: November 15, 2016	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP, Chief Legal Officer and Corporate Secretary